UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:   March 19, 2003

(Date of earliest event reported:  March 6, 2003)

DISCOVERY OIL, LTD.

(Exact name of registrant as specified  in its charter)

DELAWARE                  000-06541          83-020790

(State or other jurisdiction        Commission   (IRS Employer

of incorporation or organization)   File No.      Identification No.)

6127  RAMIREZ  CANYON  RD.,  MALIBU,  CA               90265

(Address  of  principal  executive  offices)        (Zip  code)

Registrant's telephone number, including area code:  (310) 457-1967

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

(a)

Previous Independent Accountant

(1)

(i)

The accounting firm of DeCoria, Maichel & Teague P.S.  has resigned as auditors of the company's financial statements effective March 6, 2003.

During the fiscal year ended December 31, 2001 and the subsequent interim period through the date of the dismissal,

(ii)

there were no disagreements with DeCoria, Maichel & Teague P.S.  on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to its satisfaction would have caused it to make reference in connection with its report to the subject matter of the disagreement.  The accountant's report of DeCoria, Maichel & Teague P.S.  as of and for the year ended December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, but was qualified as to the uncertainty of the Company's ability to continue as a going concern.  DeCoria, Maichel & Teague P.S. has not advised the Company of any reportable events as defined in paragraph (A) through (E) of Regulation S-K Item 304 (a) (1) (iv).

(iii)

The Board of Directors has accepted the resignation of DeCoria, Maichel & Teague P.S..

(iv)

DeCoria, Maichel & Teague P.S.  has not advised the Company of any reportable events as defined in paragraph (A) through (E) of Regulation S-K Item 304 (a) (1) (iv).

(2)

New Independent Accountants

The Board of Directors for Discovery Oil LTD is reviewing several accounting firms prior to engaging new auditors.

(3)

The former accountants have furnished a letter regarding their review of this Form 8-K filed herewith as Exhibit 16.2.

(b)

No conditions in paragraphs (b)(1) through (b)(3) of this Item exist to report.

ITEM 7.  EXHIBIT

16.1

Letter dated March 6, 2003, from DeCoria, Maichel & Teague P.S. regarding resignation as certifying accountants.

16.2

Letter dated March 24, 2003, from DeCoria, Maichel & Teague P.S. content of this Form 8-K.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(b) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DISCOVERY OIL, LTD.

(Registrant)

By:/s/ Andrew V. Ippolito

March 19, 2003

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Andrew V. Ippolito

(Principal Financial and Accounting Officer)